UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2008
QLOGIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23298	33-0537669
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26650 Aliso Viejo Parkway, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 389-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 3.9
EXHIBIT 99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective February 12, 2008, Kathryn Lewis was appointed to the QLogic Corporation Board of Directors. At this time, no decision has been made regarding which Board committees Ms. Lewis will serve on.
     Ms. Lewis will be entitled to participate in the compensation arrangements available to non-employee directors of the Company as described in the Company’s most recent proxy statement relating to our August 2007 Annual Meeting.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective February 12, 2008, the Board of Directors increased the number of directors from seven to eight by amending Article III, Section 2 of the Bylaws of the Company to read as follows:
     “The number of directors which shall constitute the whole Board shall be not less than five (5) nor more than nine (9) until changed by a by-law duly adopted by the stockholders or by the Board. The exact number of directors shall be fixed, within the limits specified in the by-laws, by a by-law or amendment thereof duly adopted by the stockholders or by the Board. The exact number of directors shall be eight (8) until changed as provided in the preceding sentence of this Section 2. Directors need not be stockholders.”
Item 8.01 Other Events.
On February 14, 2008, the Company issued a press release announcing the appointment of Kathryn Lewis to the Board of Directors. A copy of the press release is attached hereto as an exhibit.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
Exhibit 3.9 Bylaws of Registrant, as amended.
Exhibit 99.1 Press Release, dated February 14, 2008, announcing the appointment of Kathryn Lewis to the Board of Directors of QLogic Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION
February 15, 2008	/s/ Douglas D. Naylor
Douglas D. Naylor
Vice President of Finance and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.9	Bylaws of Registrant, as amended.

99.1	Press Release, dated February 14, 2008, announcing the appointment of Kathryn Lewis to the Board of Directors of QLogic Corporation.